P R E S S R E L E A S E

Synthesis Energy Systems Ceases Development of Benwood, West Virginia Synthetic Gasoline Project Due to Current State of Credit Markets

HOUSTON, Texas, October 23, 2008 – Synthesis Energy Systems, Inc. (“SES”) (NASDAQ: SYMX), a global industrial gasification company, today announced that due to the difficult financial environment, SES and CONSOL Energy (“CONSOL”) will cease funding of the front-end engineering design package for the Benwood, West Virginia synthetic gasoline project. With the lack of advancement of the project, the joint development agreement (“JDA”) between SES and CONSOL expired according to its terms.

“Given the current state of the U.S. credit markets, SES is proactively reevaluating domestic capital investments at this time, consistent with our commitment to restrict equity capital investment in U-GAS® projects until debt financing is secured,” commented Tim Vail, president and CEO of Synthesis Energy Systems.

Vail concluded, “The U.S. market remains a core opportunity for U-GAS® expansion and we will continue to monitor the situation in order to make the best decisions on behalf of our shareholders. We continue to work with our partner North American Coal in the evaluation of U-GAS® project sites in North Dakota and Mississippi.”

 About Synthesis Energy Systems, Inc.
SES is an energy and technology company that builds, owns and operates coal gasification plants that utilize its proprietary U-GAS® fluidized bed gasification technology to convert low rank coal and coal wastes into higher value energy products, such as transportation fuel and ammonia.  The U-GAS® technology, which SES licenses from the Gas Technology Institute, gasifies coal without many of the harmful emissions normally associated with coal combustion plants.  The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by our ability to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) our ability to operate efficiently on a smaller scale, which enables us to construct plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas and Shanghai, China.  For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

 Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that SES expects or anticipates will or may occur in the future, including such things as business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of the  business and operations, plant expansion and growth of the quantity of methanol production, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by SES in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to obtain the necessary financing to develop our projects, our ability to reach final agreements on the completion of our projects, and our ability to successfully execute our joint ventures.  Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct. SES has no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

.

Contact:
Synthesis Energy Systems, Inc.
Ann Tanabe

Vice President of Investor Relations

(713) 579-0600

Ann.tanabe@synthesisenergy.com

###

Three Riverway, Suite 300  Houston, Texas 77056

Tel: (713) 579-0600 / Fax: (713) 579-0610